MEDTOX®

2012 Annual Stockholders' Meeting

May 21, 2012

Financial Performance 2011 Year-End

- Objectives
  1. Maximize Operating Income
  2. Increase Operating Cash Flow
  3. Strengthen our Balance Sheet

Maximize Operating Income

- Revenue Growth
- Improved Gross Profit
- Reduced SG&A expenses as a % of Sales

Revenue Growth

(in thousands)	2011	2010
Revenues	**$108,149**	**$97,101**

- Annual Growth 11.4%
- Five year CAGR 9.2%

Drugs-of-Abuse Testing Services

Annual Revenue (millions)


45
40
35
30
25
20
15
10
5
0
23.1
26.6
30.7
33.0
38.7
40.0
36.0
39.6
41.3
2003
2004
2005
2006
2007
2008
2009
2010
2011

- **2011 Revenue Growth 4.3%**

Clinical and Other Lab Services
Annual Revenue (millions)


40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
15.0
14.6
14.9
16.7
18.1
19.3
22.9
29.9
34.9
2003
2004
2005
2006
2007
2008
2009
2010
2011

- **2011 Revenue Growth 16.5%**

Clinical Trial Services

Annual Revenue (millions)



12
10
8
6
4
2
0
1.3
2.1
3.1
4.3
4.5
6.8
6.9
7.5
9.7
2003
2004
2005
2006
2007
2008
2009
2010
2011

- **2011 Revenue Growth 28.9%**

Product Sales

Annual Revenue (millions)



25.0
20.0
15.0
10.0
5.0
-
12.0
13.5
14.5
15.8
19.0
19.7
18.3
20.1
22.3
2003
2004
2005
2006
2007
2008
2009
2010
2011

- **2011 Revenue Growth 11.1%**

Improved Gross Profit

(in thousands)	2011	2010
Gross Profit	**$44,835**	**$39,640**
Gross Margin	41.5%	40.8%

- Gross profit increased 13.1% to $44.8 million
- Gross margin increased 70 basis points to 41.5% of revenue

Reduced Selling, General & Administrative Expenses as a Percentage of Sales

(in thousands)	2011	% of Sales	2010	% of Sales
SG&A Expense	**$35,144**	**32.5%**	**$32,691**	**33.7%**

- SG&A Expense as a % of sales decreased 120 basis points

Maximize Operating Income

(in thousands)	2011	2010
Operating Income	$7,172	$4,688

- Operating income increased 53.0%

Earnings Per Share

	2011	2010
Diluted Earnings Per Common Share	$0.49	$0.34

- Diluted earnings per share increased 44.1%

Increase Cash Flows

	2011	2010
Net Cash Provided by Operating Activities (in thousands)	$14,364	$10,106

Balance Sheet
(in thousands)

	Dec 2011	Dec 2010
Assets		
Cash and cash equivalents	***$ 5,269***	***$ 1,285***
Accounts receivable, net	17,209	19,575
Inventories	4,568	3,902
Other current assets	4,480	5,297
Building, equipment and improvements, net	28,105	28,164
Other assets	17,223	17,234
Total Assets	**$76,854**	**$75,457**
Liabilities and Stockholders' Equity		
Current liabilities	$ 12,725	$13,905
Other long-term obligations	6,501	7,433
Stockholders' equity	57,628	54,119
Total Liabilities and Stockholders' Equity	**$76,854**	**$75,457**

Financial Performance
First Quarter 2012

Results for the First Quarter of 2011 have been restated for the adoption of a new accounting standard for patient service bad debt, which resulted in a $639,000 decrease in revenues and SG&A expenses.

Revenue – Q1

(in thousands)	Mar 31, 2012 - QTD	Mar 31, 2011 - QTD
Revenues	**$28,580**	**$25,097**

- Q1 Revenue increased 13.9%

Gross Profit – Q1

(in thousands)	Mar 31, 2012 - QTD	Mar 31, 2011 - QTD
Gross Profit	**$11,856**	**$9,812**
Gross Margin	41.5%	39.1%

- Gross profit increased 20.8% to $11.9 million
- Gross margin increased 240 basis points to 41.5% of revenue

Selling, General & Administrative Expenses - Q1

(in thousands)	Mar 31, 2012 - QTD	% of Sales	Mar 31, 2011 - QTD	% of Sales
SG&A Expense	**$8,807**	30.8%	**$7,985**	31.8%

- SG&A Expense as a % of sales decreased 100 basis points

Operating Income – Q1

(in thousands)	Mar 31, 2012 - QTD	Mar 31, 2011 - QTD
Operating Income	**$2,360**	**$1,233**

- Operating income increased 91.4%

Earnings Per Share

	Mar 31, 2012 QTD	Mar 31, 2011 QTD
Diluted Earnings Per Common Share	**$0.17**	**$0.09**

- Diluted earnings per share increased 88.9%

Net Cash Provided by Operating Activities
(in thousands)

	Mar 31, 2012-QTD	Mar 31, 2011-QTD
Net cash provided by operating activities	$2,738	$1,302

Balance Sheet
(in thousands)

	March 2012	December 2011
Assets		
Cash and cash equivalents	$ 7,048	$ 5,269
Accounts receivable, net	18,855	17,209
Inventories	4,728	4,568
Other current assets	4,040	4,480
Building, equipment and improvements, net	27,166	28,105
Other assets	17,160	17,223
Total Assets	**$78,997**	**$76,854**
Liabilities and Stockholders' Equity		
Current liabilities	$13,117	$12,725
Long-term obligations	6,663	6,501
Stockholders' equity	59,217	57,628
Total Liabilities and Stockholders' Equity	**$78,997**	**$76,854**

MEDTOX®

2012 Annual Stockholders' Meeting

May 21, 2012